UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 6, 2008

Fidelity Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-22288	25-1705405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1009 Perry Highway, Pittsburgh, Pennsylvania	15237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(412) 367-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

FIDELITY BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02.	Results of Operations and Financial Condition

On February 7, 2008, the Registrant issued a press release to report restated earnings for the quarter ended December 31, 2007. A copy of the release is furnished with this From 8-K as an exhibit.

Item 2.06.	Material Impairments

On February 6, 2008, the Registrant determined to take a non-cash after-tax impairment charge of $244,000 or $0.08 per diluted share as a result of an other-than-temporary impairment in the value of a mutual fund investment. The net asset value of the fund, which invests in mortgage-related securities, has declined as the result of continuing uncertainty in spreads in the bond market for mortgage-related securities. As a result of the impairment charge, net income for the quarter ended December 31, 2007 will be reduced to $861,000, or $0.28 per diluted share. The Registrant does not anticipate any material cash expenditures in the future as the result of this impairment. For more information, reference is made to the Registrant’s press release dated February 7, 2008, which is filed as an exhibit hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:	The following exhibits are furnished with this report.

	99.1	Press Release, February 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY BANCORP, INC.
Date: February 7, 2008	By:	/s/ Richard G. Spencer
Richard G. Spencer President and Chief Executive Officer